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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           Inventa Technologies, Inc.
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             (Exact name of Registrant as specified in its charter)


                        Delaware              77-0217480
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 (State of incorporation or organization)   (I.R.S. Employer Identification No.)


                         255 Shoreline Drive, Suite 200
                       Redwood Shores, California  94065
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              (Address of principal executive offices)  (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:

333-95813      (if applicable):

Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered
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         The class of securities to be registered hereunder is Common Stock,
$.001 par value per share, of Inventa Technologies, Inc. (the "Registrant"). The description of capital stock set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-95813), as originally filed or to be filed by amendment (the "Registration Statement on Form S-1") with the Securities and Exchange Commission on January 31, 2000, is incorporated herein by reference.

Item 2.  Exhibits
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         The Common Stock of the Registrant is to be registered on the Nasdaq
National Market, on which no other securities of the registrant are registered. The following exhibits required in accordance with Part II to the instructions as to exhibits on Form 8-A have been filed with the Nasdaq National Market.

     Number                                          Description

             1.1/1/  Form of Registrant's Common Stock Certificate

             2.1/1/ Form of Amended and Restated Certificate of Incorporation to be effective upon completion of this offering

             2.2/1/ Amended and Restated Bylaws of the Registrant to be effective upon completion

             2.3/1/ Amended and Restated Investors Rights Agreement dated January 19, 2000

_____________________
             /1/ Incorporated herein by reference to the exhibits in the Registration Statement on Form S-1 (File No. 333-95813).


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                                   SIGNATURE
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     Pursuant to the requirements of Section 12 of the Securities and Exchange
Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  April 12, 2000

                                    INVENTA TECHNOLOGIES, INC.


                                    By:  /s/ Michael Shahbazian
                                         ----------------------
                                         Michael Shahbazian, Chief Financial
                                         Officer


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